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                                                                    EXHIBIT (12)

                      DAYTON HUDSON CORPORATION AND SUBSIDIARIES
               COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
      RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
                  SIX MONTHS ENDED AUGUST 2, 1997 AND AUGUST 3, 1996
                    AND FOR THE FIVE YEARS ENDED FEBRUARY 1, 1997

                                (Millions of Dollars)

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                                                Six Months Ended                    Fiscal Year Ended
                                            ----------------------  ------------------------------------------------
                                             AUGUST 2,   August 3,  FEB. 1,   Feb 3,   Jan. 28,  Jan. 29,  Jan. 30,
                                                 1997        1996     1997     1996       1995      1994      1993
                                            ----------   ---------  -------   ------   --------  --------  ---------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings before
   extraordinary charge. . . . . . . . . . .    $  267    $  143    $  474    $  311    $  434    $  375    $  383
 Income taxes. . . . . . . . . . . . . . . .       174        94       309       190       280       232       228
                                                ------    ------   -------   -------   -------   -------   -------
   Total earnings before
     extraordinary charge. . . . . . . . . .       441       237       783       501       714       607       611
                                                ------    ------   -------   -------   -------   -------   -------

Fixed charges:
 Interest expense. . . . . . . . . . . . . .       224       232       464       461       439       459       454
 Interest portion of rental expense. . . . .        29        29        59        59        56        45        43
                                                ------    ------   -------   -------   -------   -------   -------
   Total fixed charges.. . . . . . . . . . .       253       261       523       520       495       504       497
                                                ------    ------   -------   -------   -------   -------   -------


Less:
 Capitalized interest. . . . . . . . . . . .        (8)      (10)      (16)      (14)       (7)       (5)       (6)
                                                ------    ------   -------   -------   -------   -------   -------

   Fixed charges in earnings.. . . . . . . .       245       251       507       506       488       499       491
                                                ------    ------   -------   -------   -------   -------   -------

Earnings available for fixed charges . . . .    $  686    $  487   $ 1,290   $ 1,007   $ 1,202   $ 1,106   $ 1,102
                                                ------    ------   -------   -------   -------   -------   -------
                                                ------    ------   -------   -------   -------   -------   -------

Ratio of earnings before extraordinary charge
     to fixed charges. . . . . . . . . . . .      2.71      1.86      2.46      1.94      2.43      2.19      2.22
                                                ------    ------   -------   -------   -------   -------   -------
                                                ------    ------   -------   -------   -------   -------   -------

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above. . . . . . . .    $  253    $  261   $   523   $   520   $   495   $   504   $   497
Dividends on preferred stock
 (pre-tax basis) . . . . . . . . . . . . . .        17        18        37        37        39        39        39
                                                ------    ------   -------   -------   -------   -------   -------
    Total fixed charges and preferred. . . .
      stock dividends. . . . . . . . . . . .       270       279       560       557       534       543       536
                                                ------    ------   -------   -------   -------   -------   -------
Earnings available for fixed charges
 and preferred stock dividends . . . . . . .    $  686    $  487   $ 1,290   $ 1,007   $ 1,202   $ 1,106   $ 1,102
                                                ------    ------   -------   -------   -------   -------   -------
                                                ------    ------   -------   -------   -------   -------   -------

Ratio of earnings before extraordinary
 charge to fixed charges and  preferred
 stock dividends . . . . . . . . . . . . . .      2.54      1.74      2.30      1.81      2.25      2.04      2.06
                                                ------    ------   -------   -------   -------   -------   -------
                                                ------    ------   -------   -------   -------   -------   -------

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